Quest Solution Spins-Off Canadian Subsidiary to Viascan Group

EUGENE, OR / ACCESSWIRE / December 6, 2016 / Quest Solution, Inc., “The Company” (OTCQB: QUES), today announced that it has signed the definitive agreement and concluded the transaction to spin off all the shares of Quest Solution Canada Inc. to Viascan Group Inc. with an effective date of September 30, 2016.

Under the terms of the Exchange and Transfer Agreement, for the sale of all of the outstanding shares of Quest Solution Canada Inc., the Company will receive a total of $1.0 million in cash, of which $550,000 is receivable at closing and $300,000 to be received on or before December 30, 2016 and $150,000 on or before January 30, 2017. In addition, the Company has redeemed 1 share of Preferred Class B Stock and 1,839,030 shares of Preferred Class C Stock of the Company, as well as the accrued dividend of $31,742 thereon. Lastly, Quest Exchange Ltd., a wholly owned subsidiary of the Company, redeemed 5,200,000 exchangeable shares as part of the divestiture.

As a result of this spin off, the total number of common shares of the Company on a fully diluted basis are reduced by 7,039,030. Additionally, as part of the transaction, Viascan Group Inc. will assume $1.0 million of liabilities which the Company had at September 30, 2016. Other consideration that is part of the transaction include:

●	Full release from five employment contracts, inclusive of our former CEO, Gilles Gaudreault. This release included cancelation of the contracts as well as the deferred salary and signing bonus provisions which would have inured to the employee.

●	The Company is canceling the intercompany debts of approximately $7.0 million as well. The Company will also receive a contingent consideration of 15% of the net value proceeds, up to a maximum of $2.3 million, received upon a liquidity event or a change of control of Quest Solution Canada Inc. for a period of 7 years subsequent to the transaction.

●	The Company also negotiated a right of first refusal for any offer to purchase Quest Solution Canada Inc. for a 7-year period.

Tom Miller, Interim Chief Executive Officer, stated, “Quest Solution has been, and continues to be, one of the largest and leading integrators of data collection and mobile computing technology in the United States. Solutions and services from Quest and our partners enable Fortune 500 companies in Retail, Manufacturing, Transportation and Logistics, and Healthcare to streamline their supply chains, improve customer service, and realize improved ROI on company assets.”

Miller continued, “The outlook as we move into 2017 is strong as we anticipate favorable increases in capital investments within the industries we serve. In addition, the industry is going through a technology refresh cycle as companies replace out of date mobile platforms with new ones that can accommodate business demands. With the spin-off now complete, investments which had been going into the Canadian operation can now be put into our core businesses. The Company will now have the added flexibility to enhance its offerings and services to customers with the goal of driving increased value to the shareholders.”

DISCLAIMER: Please note the date of the release appears in real time and will automatically update as your release crosses the wires. To make changes or to schedule your release for distribution please email newsdesk@issuerdirect.com or call our News Desk Team at 919.481.4000. If there is a problem with your news distribution, please note that Issuer Direct must be contacted no more than 90 minutes after your intended cross time in order to be of assistance. Any correspondence received outside of this timeframe will be dealt with at the discretion of management. Per our corporate policy, this release will not be made public without your direct approval.

The divestiture of the Canadian business will allow for the simplification of the operations and services. This transaction should help us refocus on the Company’s strengths in mobile computing and data collection, reduce our costs, and accelerate our path to profitability. The carve-out will not have a material impact on the income statement in the 4th quarter.

Management is currently working on an annual summary letter to the shareholders, as well as a webinar to interested parties regarding the Company’s business strategy going forward. More detail will be provided by the Company as it becomes available later in December.

About Quest Solution, Inc.

Quest Solution is a Specialty Systems Integrator focused on Field and Supply Chain Mobility. We are also a manufacturer and distributor of consumables (labels, tags, and ribbons), RFID solutions, and barcoding printers. Founded in 1994, Quest is headquartered in Eugene, Oregon, with offices throughout the United States.

Rated in the Top 1% of global solution providers, Quest specializes in the design, deployment, and management of enterprise mobility solutions, including Automatic Identification and Data Capture (AIDC), Mobile Cloud Analytics, RFID (Radio Frequency Identification), and proprietary Mobility software. Our mobility products and services offering is designed to identify, track, trace, share, and connect data to enterprise systems such as CRM or ERP solutions. Our customers are leading Fortune 500 companies from several sectors including manufacturing, retail, distribution, food / beverage, transportation and logistics, health care, and chemicals / gas / oil.

Information about Forward-Looking Statements

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995. Statements in this press release relating to plans, strategies, economic performance and trends, projections of results of specific activities or investments, and other statements that are not descriptions of historical facts may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. This release contains “forward-looking statements” that include information relating to future events and future financial and operating performance. The words “may,” “would,” “will,” “expect,” “estimate,” “can,” “believe,” “potential,” and similar expressions and variations thereof are intended to identify forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which that performance or those results will be achieved. Forward-looking statements are based on information available at the time they are made and/or management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause these differences include, but are not limited to: fluctuations in demand for Quest Solution, Inc.’s products, the introduction of new products, the Company’s ability to maintain customer and strategic business relationships, the impact of competitive products and pricing, growth in targeted markets, the adequacy of the Company’s liquidity and financial strength to support its growth, the Company’s ability to manage credit and debt structures from vendors, debt holders and secured lenders, the Company’s ability to successfully integrate its acquisitions, risks related to the sale of Quest Solution Canada Inc. to Viascan Group Inc., and other information that may be detailed from time-to-time in Quest Solution Inc.’s filings with the United States Securities and Exchange Commission. Examples of such forward-looking statements in this release include, among others, statements regarding our outlook, capital investment, our offerings and services to customers, operational and financial initiatives, cost reduction and profitability, and simplification of operations. For a more detailed description of the risk factors and uncertainties affecting Quest Solution, Inc. please refer to the Company’s recent Securities and Exchange Commission filings, which are available at http://www.sec.gov. Quest Solution, Inc. undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, unless otherwise required by law.

Investor Contact:

Joey Trombino, CFO

(514) 744-1000 ext. 1228

jtrombino@questsolution.com

SOURCE: Quest Solution, Inc.

DISCLAIMER: Please note the date of the release appears in real time and will automatically update as your release crosses the wires. To make changes or to schedule your release for distribution please email newsdesk@issuerdirect.com or call our News Desk Team at 919.481.4000. If there is a problem with your news distribution, please note that Issuer Direct must be contacted no more than 90 minutes after your intended cross time in order to be of assistance. Any correspondence received outside of this timeframe will be dealt with at the discretion of management. Per our corporate policy, this release will not be made public without your direct approval.